Exhibit 99.1

Arq Announces Successful Closing of $30 million Revolving Credit Facility
GREENWOOD VILLAGE, Colo., January 2, 2025 - GlobeNewswire - Arq, Inc. (NASDAQ: ARQ) (the "Company" or "Arq"), a producer of activated carbon and other environmentally efficient carbon products, today announced the successful closing of an asset-based revolving credit facility (the "Facility") with MidCap Financial, a leading commercial finance company focused on middle market transactions ("MidCap Financial").
Proceeds from the Facility are expected to be utilized to refinance Arq's outstanding CF Global Term Loan, finance ongoing growth capital expenditures and working capital requirements related to the Company's strategic growth investment at its Red River plant, as well as support general corporate purposes.
"The successful closing of this Facility marks a significant milestone for our Company," said Bob Rasmus, CEO of Arq. "It enhances our financial flexibility while substantially reducing our cost of capital to better align with our current business position. The loan associated with the Arq acquisition in 2023 had become an inefficient source of funding and does not reflect the transformational advancements we have made across the business. We are excited to welcome the MidCap Financial team as a valued lender and partner as we prepare to expand our business significantly."
Under the terms of the Facility, Arq may draw up to $30 million, based on a borrowing base equivalent to 85% of Arq's eligible accounts receivable, plus 85% of the net orderly liquidation value of eligible inventory. The Facility has a five-year term and the interest rate on the outstanding balance of the Facility will be Adjusted Term SOFR + 4.50%, subject to a SOFR floor of 2.5%.
Further details related to the Facility can be found in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission today, which can be found at www.ir.arq.com/sec-filings.
About Arq
Arq (NASDAQ: ARQ) is a diversified, environmental technology company with products that enable a cleaner and safer planet while actively reducing our environmental impact. As the only vertically integrated producer of activated carbon products in North America, we deliver a reliable domestic supply of innovative, hard-to-source, high-demand products. We apply our extensive expertise to develop groundbreaking solutions to remove harmful chemicals and pollutants from water, land and air. Learn more at: www.arq.com.
About MidCap Financial
MidCap Financial is a middle-market focused, specialty finance firm that provides senior debt solutions to companies across all industries. As of September 30, 2024, MidCap Financial provides administrative or other services for over $53 billion of commitments*. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc, pursuant to an investment management agreement. Apollo had assets under management of approximately $733 billion as of September 30, 2024, in credit, private equity and real assets funds.
For more information about MidCap Financial, please visit www.midcapfinancial.com.
For more information about Apollo, please visit www.apollo.com.
*Including commitments managed by MidCap Financial Services Capital Management LLC, a registered investment adviser, as reported under Item 5.F on Part 1 of its Form ADV

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” "may," “intends,” “expects,” "continuing," “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements include, but are not limited to, statements or expectations regarding our anticipated use of proceeds from the Facility and the anticipated financial flexibility to be provided by the Facility. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the Company’s ability to maintain relationships with customers, suppliers and others with whom it does business and meet supply requirements, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to ramp up our operations to effectively address recent and expected growth in our business; the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows; our inability to obtain required financing or obtain financing on terms that are favorable to us; opportunities for additional sales of our activated carbon products and end-market diversification; the Company’s ability to meet customer supply requirements; the rate of coal-fired power generation in the United States; timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the lingering effects of the pandemic and armed conflicts around the world, and such uncertainty's effect on market demand and input costs, as well as other factors relating to our business, as described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release and the Company disclaims any duty to update such statements unless required by law.
Source: Arq, Inc.
Investor Contact
Anthony Nathan, Arq
Marc Silverberg, ICR
investors@arq.com